Exhibit 23(p)(3)

Code of Ethics

As of April 1, 2009

AARP Financial Incorporated

AARP Funds

 AARP Portfolios

About this document

This Code of Ethics grows out of the principle of fiduciary responsibility. As a person subject to this code, you have a professional responsibility to place the interests of clients ahead of your own personal interests. AFI and the funds have adopted this code to prevent fraudulent, deceptive and manipulative practices and to ensure that, as individuals and as organizations, we remain in compliance with federal securities laws and the fiduciary duties owed to our clients.

While the code offers many specific requirements and prohibitions, no set of rules can be truly comprehensive. Accordingly, it is essential that you observe these rules in their broadest sense, understanding that they are meant as overriding guidelines that apply in all situations, and are not limited to the detailed behaviors mentioned in this document.

Contacting the AFI Compliance Department

By mail: Two Highwood Drive, Tewksbury, MA  01876

By email: AFI-Compliance@aarpfunds.com

By telephone: 978-614-7646

Who must comply

Except as otherwise noted, this code applies to all AFI and fund directors, trustees, officers, and employees. Those persons designated as access persons must also comply with the rules noted as applying to access persons.

Note that this policy supplements the AARP Employee Ethics Policy and other policies of AARP. All AFI personnel must obey these policies as well.

Obtaining forms

Under certain circumstances, you will need to file various reports or request advance approvals. The types of forms required are noted where applicable. All forms are available from the Compliance Department electronically (on the common drive) or in person.

Rules

Never abuse or take advantage of a client’s trust, rights, or interests

This includes never doing any of the following with respect to any client:

•      engaging in any act, or forming any plan, that would defraud or deceive a client

•      employing any device, scheme, or artifice to defraud a client

•      making any material statements of fact that are incorrect or misleading, either in themselves or through the omission of key information

•      engaging in any manipulative practice

•      using your position, or any investment opportunities that may arise through your position, to personal advantage or to a client’s detriment

•      conducting any personal trading activities in a way that may be inconsistent with the fiduciary duties owed to a client

Avoid conflicts of interest

This applies not only to actual conflicts of interest (in particular those involving your fiduciary responsibilities to clients), but also to any situation that might appear to an outside observer to be an impropriety or a compromise of the fulfillment of your responsibilities.

Keep confidential information confidential

Always keep confidential any confidential information you obtain in the course of your work. Examples include information related to any of the following:

•      the funds

•      any financial product developed or serviced by AFI

•      any new business initiatives, new products, or product enhancements

•      clients or prospective clients, including their identities, investments, and account activity

•      sensitive information concerning other AFI personnel, such as pay, performance ratings, or health and medical information

“Keeping information confidential” not only means using discretion in disclosing information, it also means taking steps to guard against unlawful or inappropriate access by others. Examples of such steps include:

•      not leaving confidential information on your desk or computer screen whenever you are not there

•      not sharing passwords with others

•      using caution when discussing business in any location where your conversation could be overheard

Confidential information may be released only as required by law or as permitted under the privacy policies of the funds or AFI, as applicable. Regardless of the circumstances, before releasing any confidential information, you must consult the Chief Compliance Officer.

Definitions

In this document, the terms below have the following specific meanings:

access person  Any person who meets any of the following criteria:

•      is a director of AFI or the funds

•      is a senior officer of the funds

•      is an officer or employee of AFI and

•    has access to confidential information about the securities trades of any client

•      has access to confidential information about the portfolio holdings of the funds or any other investment company advised by AARP Financial

•      is involved in making securities recommendations to clients, or has access to such recommendations that are non-public

Note that regular access to confidential information about client portfolio holdings does not by itself make someone an access person unless the client is an investment company (per Release IA-2256, File S7-04-04, Footnote 25). You can obtain a list of access from the Compliance Department.

AFI  AARP Financial Incorporated

AFI personnel  All directors, officers, and employees of AFI and/or the funds.

Automatic Investment Plan  Any program, such as a dividend reinvestment plan (DRIP), that creates purchases or withdrawals on an investment account that follow a predetermined schedule and allocation.

Chief Compliance Officer  The Chief Compliance Officer of the funds and AARP Financial Incorporated.

client  The funds, their shareholders, and any other persons or entities receiving advisory services from AFI.

code  This Code of Ethics.

confidential information  Information about a security or its issuer that is both material and non-public, or information about the compensation, job performance, or health status of any AFI personnel.

covered person  Any of the following who reside in the same household as, and receive financial support from, a person subject to this code:

child	grandparent	son-in-law
stepchild	spouse	daughter-in-law
grandchild	sibling	brother-in-law
parent	mother-in-law	sister-in-law
stepparent	father-in-law

independent director  Any non-executive director of AFI.

independent trustee  Any trustee of the funds who is not an “interested person” within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended. Generally, independent trustees are those who do not have any close affiliations with the funds or their adviser or distributor, have not worked for the funds or taken loans from the funds, and who have no close family members who have such relationships with the funds.

inside information  Any material, non-public information whose public disclosure might directly or indirectly affect the value of a security.

federal securities laws  The applicable portions of any of the following laws, as amended, and of any rules adopted under them by the Securities and Exchange Commission or the Department of the Treasury:

•      Securities Act of 1933

•      Securities Exchange Act of 1934

•      Investment Company Act of 1940

•      Investment Advisors Act of 1940

•      Sarbanes-Oxley Act of 2002

•      Title V of the Gramm-Leach-Bliley Act

•      The Bank Secrecy Act

Never use confidential or inside information to trade in personal accounts

You are prohibited from taking personal advantage of any knowledge of recent or impending securities-related activities of AFI. In particular, you are prohibited from buying, selling, or shorting — directly or indirectly (such as through another person or entity) — any security about which you have, or may reasonably be supposed to have, any inside information. This applies to all securities in which you or your covered persons have beneficial ownership. If you have any questions about inside information, including whether information you have come to possess amounts to inside information, contact the Chief Compliance Officer.

Give and accept only modest business gifts and entertainment.

In general, you must not offer or accept any gift or entertainment worth more than $100 per year to or from any person or entity that does business with AFI or the funds. The following are exceptions to this limit:

•      a meal or reception, or a ticket to a sports or cultural event, so long as the nature, value, timing and frequency do not raise any question of impropriety

•      a breakfast, luncheon, dinner, reception or cocktail party in conjunction with a bona fide business meeting or conference

•      personal, non business-related gifts, such as wedding, bereavement or congratulatory gifts.

Note that you are prohibited from receiving any gifts of cash or cash equivalents, regardless of value.

Registered representatives of ALPS must follow ALPS’ policies on gifts and entertainment.

Note also that the AARP Employee Ethics Policy prohibits certain payments or hospitality to government personnel and officials.

Gifts and entertainment must be reported.

Form to use: Gift and Entertainment Reporting Form

Get advance approval for certain outside employment or activities

Before accepting certain outside business or volunteer positions, you must receive approval from the Chief Compliance Officer or that officer’s designee. Activities requiring advance approval include:

•      compensated positions outside of AFI or its parent company

•      entrepreneurial activities

•      volunteer positions that involve investment activities

•      service in any federal, state, or local government authority

•      serving on the board of directors of any company, whether public or private

Note that you are prohibited from working or volunteering for any business or enterprise that competes materially with AFI, or from providing services to any other organization that could directly or indirectly benefit from any AFI confidential information.

Note that independent trustees/directors need not seek approval of activities, but must report them.

Form to use: Outside Activities Form.

Definitions  continued

fund  Any AARP Fund or AARP Portfolio.

funds  Collectively, all of the AARP Funds and AARP Portfolios.

covered security  Any security defined in Section 2(a)(36) of the Investment Company Act of 1940, as amended, except:

•    direct obligations of the U.S. Government

•    bankers’ acceptances

•    bank certificates of deposit

•    commercial paper, repurchase agreements, and other high-quality, short-term debt instruments

•    shares issued by open-end funds

Pre-clear all trades in personal accounts that involve IPOs or private placements and other limited offerings  Access Persons Only

If you are an access person, you must obtain approval from the Compliance Department before placing any orders involving these securities. This applies to your covered persons as well as to you personally.

As no individual may pre-clear their own trades, any individuals who normally handle pre-clearance approval decisions must have their own personal trades pre-cleared by another member of the Compliance Department or by a senior officer of AFI.

Comply with federal securities laws

You must conduct yourself at all times in accordance with federal securities laws.

Comply with fund trading restrictions

All personal trades must comply with the terms described in the AARP Funds prospectus, including the restrictions on market timing.

Promptly report any suspected wrongdoing

Examples of wrongdoing include violations of the federal securities laws, misuse of corporate assets, misuse of confidential information, or other material violations of this code. Note that failure to report suspected wrongdoing in a timely fashion is itself a violation of this code.

You may report suspected wrongdoing in any of the of the following ways:

•      by written, email, or verbal communication to the Chief Compliance Officer or that officer’s delegate

•      by placing a signed or unsigned report in the locked Whistleblower Box available in both AFI offices

•      by contacting AFI’s outside counsel:
David Leahy
Sullivan & Worcester LLP
1666 K Street NW
Washington DC 20006
202-775-1201

When reporting to outside counsel, your communications will remain in strict confidence and your identity will not be divulged to AFI.

Reporting

Initial Reports and Certifications

You must provide these reports to the Compliance Department within 10 business days of becoming employed by, or becoming a director of, AFI or the funds. All forms are available from the Compliance Department electronically (on the common drive) or in person.

Initial Holdings Report  This report must contain up-to-date information on your personal securities holdings and those of your covered persons. Your report must include holdings of all securities, including open-end investment companies (such as the funds) and unit investment trusts. Information cannot be older than 45 days prior to your first day of employment. For each security, you must provide a title, a ticker symbol or CUSIP number, the number of shares held, and the principal amount. For each account, you must provide information about the broker, dealer, or bank through which the account is held and the type of account. For brokerage accounts, submit a copy of the most recent statement.

Duplicate Statement Request  For all accounts you are required to include in your initial holdings report, arrange to have brokers, dealers, or banks send duplicates to the Compliance Department of all periodic statements and confirmation statements.

Initial Code of Ethics Certification  You must certify that you have read the code, that you understand it, that you recognize that you are subject to the code, that you have complied with all of its applicable requirements, and that you have filed all code required reports.

Initial Outside Activities Report  You must describe certain outside business or volunteer positions you hold as of the commencement of your employment.

Yearly Reports and Certifications

Annual Holdings Report  Each year, by January 31, you must update the information on your Initial Holdings Report.

Annual Code of Ethics Certification Each year, by January 31, you must re-certify the terms of your initial certification, and any additional terms that may be added to the certification form.

Quarterly Reports  Access Persons Only

Quarterly Transaction Report  If you are an access person, you must report in writing to the Compliance Department within 30 days of the end of each calendar quarter any transactions in covered securities that occurred in a personal account during the past quarter. Remember that “personal accounts” includes any accounts beneficially owned whether directly or indirectly — by you or your covered persons.

Each quarterly report must include all of the following:

•      the date of the transaction

•      the title of the security, including interest rate and maturity date (if applicable)

•      the number of shares

•      the principal

•      the nature of the transaction (purchase, sale, or any other type of acquisition or disposition)

•      the security price at the transaction

•      the name of the broker, dealer, or bank with or through which the transaction was effected

•      the account number

•      the report date

•      any new brokerage account established during the quarter and the date it was established

Duplicate Statement Request  For any newly opened brokerage accounts, be sure to arrange to have brokers, dealers, or banks send duplicates to the Compliance Department of all periodic statements and confirmation statements. Duplicate statements may be provided in lieu of the quarterly transaction report, if the statements are provided no more than 30 days after the end of a calendar quarter.

How we enforce this code

Violations of the code are a serious matter, and may have consequences for the individual(s) involved as well as for the funds and AFI. All violations are referred to the Chief Compliance Officer, who, with the Code of Ethics Committee, determines what actions will be taken. Possible sanctions include retraining of the violator, a letter of censure, suspension of employment without pay, referral to the appropriate regulatory agency, or permanent termination of employment. Repeated violations will result in more severe sanctions.

Appendix

Roles and Responsibilities

AFI

•      Maintain all records required by Rule 17j-1 of the Investment Company Act of 1940 and Rule 204A-1 and Rule 204-2 of the Investment Advisers Act of 1940. These records include:

•      copies of the code

•      records of violations and sanctions

•      holdings and transactions reports

•      copies of AFI personnel certifications

•      a list of all individuals who have been access persons during the last five years

•      copies of the annual reports and certifications to the Board of Directors of AFI and the Board of Trustees of the Trust

These records must be maintained in accordance with the records retention policies and procedures of AFI and the funds. Records will typically be retained for five years, the first two years in an easily accessible place. Code certifications must be retained for five years after the person ceases to be an employee of AFI or the funds, and all versions of the code must be retained for five years after the last date they were in effect.

Board of Directors of AFI, Board of Trustees of the Funds

•      Approve this code and any material amendments to it.

Chief Compliance Officer

•      Chair the Code of Ethics Committee.

•      Report to the Board of Directors of AFI and to the Board of Trustees of the funds at least annually on code violations, sanctions imposed as a result of such violations, actual or proposed changes to the code, and any other issues that have arisen under the code since the last reporting period.

•      Certify that AFI and the funds have adopted those procedures that are reasonably necessary to prevent code violations.

•      Determine when to grant waivers of certain restrictions in appropriate circumstances (such as personal hardship) and maintain records to justify any waiver granted.

•      Determine when confidential information may be released.

•      Promptly review and respond to all reports — whether direct or indirect — of possible code violations, and take whatever other actions are indicated by this code or which the Chief Compliance Officer considers appropriate. Such actions may include communicating with the suspected violator, consulting with other senior managers and/or the Code of Ethics Committee, investigating the reported situation or event, and working with other officers and/or the Code of Ethics Committee to implement corrective measures or impose sanctions.

Code of Ethics Committee

•      Meet regularly and as needed to:

•       review actual and perceived violations of the code and determine what sanctions or actions to recommend to senior management

•       examine the impact to the code of changes in AFI’s business activities, personnel, and emerging risks, and the impact of changes in law or regulation

•       review, update, and amend the code as may be needed

Compliance Department

•      Deliver a copy of the code to all AFI personnel at least annually, and provide notice to the same of any amendments to the code.

•      Notify all access persons of their additional duties and responsibilities under the code.

•      Maintain all gift and entertainment forms.

•      Maintain all outside activities forms.

•      Receive, process, and respond to all securities pre-clearance requests.

•      Monitor personal trading activity of all AFI personnel and their covered persons.

Operations Department

•      Review all short-term trades of covered securities within 60 calendar days and report these to the Compliance Department at least quarterly.

Independent Trustees/Directors

•      are not subject to pre-clearance and trading restrictions except as otherwise required under federal securities laws and any relevant fund prospectus

•      do not need to make initial or annual holdings reports

•      do not need to make quarterly compliance reports unless they know, or should have known, in the ordinary course of fulfilling their official duties as a trustee/director, that during the 15-day period immediately preceding or following the trustee’s/director’s transaction in a covered security, a fund purchased or sold or considered purchasing or selling the covered security (see definition of covered security on page 4)

Legal Information

This code has been adopted in compliance with the requirements of Rule 204A-1 under the Investment Advisers Act of 1940, as amended, and Rule 17j-1 under the Investment Company Act of 1940, as amended, and to ensure compliance with federal securities laws. The code covers AFI (which is a registered investment adviser) and the funds (each of which is a registered investment company). AFI is the adviser to the funds, and has organized the Code of Ethics Committee. The code has been approved by the Board of Directors of AFI and the Board of Trustees of the Trust.